EXHIBIT 5.1



Jonathan D. Leinwand, P.A.                              12955 Biscayne Blvd
                                                        Suite 328
                                                        North Miami, FL 33181
                                                        (305) 981-4524 (954)
                                                        252-4265 Fax

                               September 11, 2003

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

        Re: Victor Industries Inc.
            Registration Statement on Form S-8

Gentlemen:

        I have been requested by Victor Industries Inc. (the "Registrant") to furnish an opinion as to matters hereinafter set forth in connection with the Registration Statement on Form S-8,covering a total of 15,500,000 shares of common stock, which shares are being issued for services by the named consultants to the Registrant.

        In connection with this opinion, I have reviewed the filings of the Registrant incorporated by reference in the registration statement, and have determined that the Registrant is current in its reporting requirements under the Securities Exchange Act of 1934. I have further determined that the shares when issued, will be fully paid and non-assessable shares of the Registrant. Further, the Registrant has duly authorized the issuance of the shares and the filing of this Registration Statement on Form S-8.

        We hereby consent to the filing of this opinion as an exhibit to the registration statement relating to the Securities and to the reference to us under the heading "Validity of Common Stock" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whoseconsent is required under Section 7 of the Act.

                                 Very truly yours,

                                 JONATHAN D. LEINWAND, P.A.

                                 /s/ Jonathan D. Leinwand
                                 --------------------------
                                 Jonathan D. Leinwand, Esq.